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                                                               Exhibit 99.2

                                INDEX TO EXHIBITS
                          FILED WITH THE CURRENT REPORT
                      ON FORM 8-K DATED SEPTEMBER 15, 2000

Exhibit
 No.                               Description

99.2                 Press Release, dated September 12, 2000


          Florida, New York, September 12, 2000 - Big V Supermarkets, Inc., Florida, NY announces the promotion of James A. Toopes as President and Chief Executive Officer. In addition, Steve Hastings has been promoted to Executive Vice President-Operations and David Montoya has been promoted to Executive Vice President-Chief Merchandising Officer.

          Mr. Toopes stated, "Both executives have a proven record of success and a broad base of experience. They have earned the promotions through their contributions to our current success. In their new roles we look forward to their continued and expanded contributions."

          Mr. Toopes has been with the Company since 1996, and previously served as Vice Chairman and Chief Financial and Administrative Officer. His former responsibilities will be shared by John Onufer, Vice President-Finance and Anthony Moccio, Vice President-Controller.

          Big V Supermarkets, Inc. operates thirty-eight supermarkets, principally under the ShopRite name, in the Hudson River Valley region of New York, central and northwestern New Jersey and central and northeastern Pennsylvania. The Company is the largest member of Wakefern Food Corporation, the largest-retailer owned cooperative in the United States.
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CONTACT:    Big V Supermarkets, Inc., Florida, NY
            James A. Toopes, Jr.
            President and Chief Executive Officer
            845-651-4411